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                                                                    Exhibit 16.2

                         OHRLINGS PRICEWATERHOUSECOOPERS
                                    SE 113 97
                                STOCKHOLM, SWEDEN


                                                  Dated:  January 17, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                    Re:  CellPoint Inc. (formerly Technor International, Inc.)
                         -----------------------------------------------------

Dear Sirs:

         We have read the statements made by CellPoint Inc. (f/k/a Technor International, Inc.) contained pursuant to Item 4(ii) of Form 8-K, with respect to the change in accountants. We do not disagree with the statements regarding our firm contained in such report.

                                        Very truly yours,



                                        /s/ OHRLINGS PRICEWATERHOUSECOOPERS